BIOSPHERE DEVELOPMENT CORP
(BAHAMAS)

BIOSPHERE TECHNOLOGY LISENCE
 AGREEMENT

Licence number BDC 200706

awarded to

The Shenzhen Branch of the Yankuang Group
Company Limited

December 18th 2007

Biosphere Development Corp hereby licences the Shenzhen Branch of the Yankuang Group Company Limited (YANKUANG) to use Biosphere System Technology for the purpose of manufacturing, marketing, selling, leasing and operating Biosphere Process Systems in the Peoples Republic of China. This licence provides that any developments, modifications, alterations, enhancements and/or improvements arising from or as a result of this licence in any format from the actions of YANKUANG are and shall remain at all times the sole property of Dr CA McCormack, and that McCormack shall retain all other rights to the Biosphere System Technology in accordance with the contractual agreements between McCormack and Biosphere Development Corp (Bahamas).

Dr. CA McCormack
Chairman Biosphere Development Corp
P.O. Box 13277 Cable Beach
Nassau Bahamas.

BIOSPHERE TECHNOLOGY LISENCE AGREEMENT
Licence number BDC 200706
awarded to
The Shenzhen Branch of the Yankuang Group Company Limited

December 18th 2007

This BIOSPHERE TECHNOLOGY LISENCE AGREEMENT (hereinafter referred to as the “BTLA”) is granted on December 18th 2007 by Biosphere Development Corp (Bahamas) (hereinafter referred to as "BDC") a Bahamian Corporation, (No. 134790 B) incorporated in Nassau Bahamas under the Bahamian International Business Companies Act, 2000, with an address at P.O. Box 13277 Cable Beach Nassau Bahamas, to The Shenzhen Branch of the Yankuang Group Company Limited (hereinafter referred to as "YANKUANG") its owners, subsidiaries, affiliates, successors and or assigns, a corporation incorporated under the laws of the Peoples Republic of China with an address at 22nd Floor Building Pengsheng Garden Bagua yi Road Fu Tian District Shenzhen:

both hereinafter collectively referred to as "the Parties".

The Parties acknowledge that Dr. CA McCormack (MCCORMACK) has developed and owns a proprietary system, the Biosphere Process™ System, the design and all components thereof and associated know how developed prior to the execution of this BTLA or during the course of the operation of this BTLA, which MCCORMACK has assigned to BDC for purposes of commercial marketing, manufacturing and development (hereafter "System" or "Systems"). The Parties further acknowledge and declare that MCCORMACK is a third party beneficiary to this Agreement.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

BDC hereby permits YANKUANG, on the basis of this BTLA, and YANKUANG hereby acknowledges all of the obligations of this BTLA by which YANKUANG is allowed to use such design and production technology and documentation for the purpose of manufacturing, marketing, selling, leasing and operating Systems in the Peoples Republic of China. The Parties agree that this BTLA is given by BDC to YANKUANG solely and only for the purpose of manufacturing, marketing, selling, leasing and operating Systems and that all plans, designs, and engineering, and any developments, modifications, alterations, enhancements and/or improvements arising there from as a result of this BTLA’s operation or arising in any format from the actions of YANKUANG are and shall remain at all times the sole property of MCCORMACK and that MCCORMACK shall retain all other rights to the System in accordance with the assignment provided by MCCORMACK to BDC. The Parties agree that this BTLA as awarded by BDC to YANKUANG does not transfer to YANKUANG any rights, implied or otherwise to the Green Energy Credits that the Biosphere Systems will or can ever generate. The Parties agree that such Green Energy Credits as are produced pursuant to this BTLA are and remain the exclusive property of BDC.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.	Disclosure:

A.
ENGINEERING DESIGNS. BDC hereby permits access by YANKUANG to all the production and technology designs, needed for the manufacture, marketing, selling, leasing and operating of the System, including but not limited to the, engineering production designs, technology of manufacturing, materials descriptions, copyright, patents, computer software and related documents to the System.

Information disclosed and permitted by BDC to YANKUANG shall include, but is not limited to:

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

All System Design Specification and Software in all versions and all forms of expression thereof, including but not limited to the Software source code, object code, flow charts, and block diagrams, and programmer documentation, previous versions, notes, other information relating to the System; and all copyrights, trade secrets, patentable inventions, proprietary rights and intellectual property contained therein or connected therewith, including without limitation BDC's copyright in the System. The par

B.	DELIVERY. System designs shall be delivered to YANKUANG at BDC's election following execution of this BTLA.

C.
BDC shall from time to time, but without further consideration, execute and deliver such instruments or documents and take such other action as is reasonably necessary which YANKUANG may request in order to more effectively carry out this BTLA.

2.	Consideration for Permit.

BDC, for ten dollars and other consideration, hereby permits YANKUANG the use of the full design specification of the System and the right to manufacture, market, sell, lease and operate the Systems under the terms of this BTLA.

3.	Representations and Warranties.

The Parties represent warrant and covenant as follows:

A.
Title; Infringement. BDC enjoys good and marketable title and rights to the System, including the copyright to the System, and has all necessary rights to enter into this BTLA without violating any other agreement or commitment of any sort. BDC does have outstanding agreements and understandings, written and oral, concerning the System design with a number of manufacturers. The System does not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. BDC agrees to defend, indemnify and hold YANKUANG, its subsidiaries, affiliates and licensees harmless against any action, suit, expense, claim, loss, liability or damage based on a claim that the System infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. BDC shall give YANKUANG prompt written notice of any such claim. BDC shall assume responsibility for defending any suit or proceeding brought against YANKUANG based on any claim that the System infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right; provided, however, that YANKUANG shall give BDC prompt notice in writing of the assertion of any such claim and of the threat or institution of any such suit or proceeding, and all authority, information and assistance required for the defence of the same. MCCORMACK and BDC shall have the sole right to designate counsel to represent YANKUANG or otherwise agree to counsel submitted by YANKUANG. BDC shall pay all damages and costs awarded against YANKUANG, but shall not be responsible for any cost, expense or compromise incurred without BDC's consent. The Representations and Warranties contained herein apply to the lifetime of this BTLA and shall survive this BTLA in perpetuity.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

B.
Authority Relative to this BTLA. This BTLA is a legal, valid and binding obligation of the Parties. No consent or approval by any person or entity or public authority is required to authorize or is required in connection with the execution, delivery or performance of this BTLA by the Parties.

C.	No Default. There is no outstanding default by BDC in connection with any third party agreement involving the manufacturing of the System.

4.	No Brokers.

All negotiations relative to this BTLA have been conducted by BDC directly with YANKUANG, without the intervention of any third person(s), and in such manner as to not give rise to any valid claim against the Parties hereto for brokerage commissions, finder's fees or other like payments.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

5.	Consents, Further Instruments and Cooperation.

YANKUANG and BDC shall each use their respective best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions contemplated hereby, and to execute and deliver such instruments and to take such other action as may be required to carry out the transactions contemplated by this BTLA. BDC shall execute, or cause its employees and agents to deliver, any required material or other similar document or instrument, following YANKUANG'S reasonable request. YANKUANG will execute and record all other instruments required from time to time by BDC or MCCORMACK, including but not limited to the execution and recordation of documents evidencing the rights and title of BDC or MCCORMACK in and to the Systems.

6.	BDC's Use of the Systems

BDC retains hereby and by way of its assignment from MCCORMACK all rights whatsoever in the System and does retain the right to use the System, or any material relating to the System for any purpose, personal, commercial, or otherwise. BDC furthermore shall maintain all information relating to the System or use of the System in confidence and shall have the right to disclose any aspect of the System to any third party without the prior written consent of YANKUANG. YANKUANG agrees not to participate in any activities relating to development, marketing or sale of the System or competing technologies that would compete, directly or indirectly, with BDC's marketing or distribution of the System outside of the Peoples Republic of China unless otherwise permitted in writing, in advance, from BDC.

7.	No Assignment.

BDC may not assign this BTLA or any obligation herein without the prior written consent of YANKUANG. This BTLA shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, executors, personal representatives, successors and assigns. YANKUANG may not assign this BTLA or any part hereto.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

8.	Entire Agreement.

This BTLA contains the entire understanding of the Parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between YANKUANG and BDC concerning its subject matter. This BTLA may not be modified except in writing and signed by both Parties.

9.	Return of Documentation and records.

YANKUANG when requested by BDC, will deliver to BDC all copies of all documents relating to the services performed, including subcontractor bids, test results, laboratory analyses, plans, blue prints, designs etc, and shall maintain a complete documentary record of any and all activities performed under this agreement. YANKUANG shall maintain true and correct records and catalogues in connection with each service performed and all transactions related thereto and shall retain all such records for twenty-four (24) months after the end of the calendar year in which the last service pursuant to this Agreement was performed before returning all such records to BDC. All records including test results, laboratory analyses, plans, blue prints, designs etc, shall be maintained for BDC by YANKUANG in. a suitably secure fashion so as to avoid their unintended dissemination to unrelated third parties or competitors of BDC. YANKUANG is expressly from providing any information, documentation, designs, plans or operating information to any third party without the express written consent of both MCCORMACK and BDC.

10.	Severability.

If any provision of this BTLA is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this BTLA nevertheless will continue in full force and effect without being impaired or invalidated in any way.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

11.	Notices.

All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid:

If to YANKUANG:

Mr. Chang You Wang
Chairman

The Shenzhen Branch of the Yankuang group Company Limited its owners, subsidiaries, affiliates, successors and or assigns.

22nd Floor Building Pengsheng
Garden Bagua yi Road
Fu Tian District Shenzhen:
Tel
Fax
email
If to BDC:

Dr. CA McCormack
Chairman
Biosphere Development Corp
P.O. Box 13277 Cable Beach
Nassau Bahamas.
Tel 001 242 323 0086
Fax 001 561 892 7930
Email drca2005@msn.com

12.	Relationship of the Parties.

The relationship between YANKUANG and BDC under this BTLA is that of Permittee and Permitting Party. Nothing in this BTLA is intended to be construed so as to suggest that the Parties hereto are partners or joint ventures, or that either Party hereto or its employees are the employee or agent of the other. Except as expressly set forth herein, neither YANKUANG nor BDC has no authority and neither express nor implied right or authority under this BTLA to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

13.	Headings.

Headings used in this BTLA are provided for convenience only and shall not be used to construe meaning or intent.

(end)
(rest of page left intentionally blank)

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

IN WITNESS WHEREOF, the parties have executed this BTLA the 18th day of December 2007.

FOR Biosphere Development Corp (Bahamas)

BY:
Dr. CA McCormack
Chairman
Biosphere Development Corp
P.O. Box 13277 Cable Beach
Nassau Bahamas.
For and on behalf of Biosphere Development Corp (Bahamas).

Witness:

FOR The Shenzhen Branch of the Yankuang Group Company Limited.

BY:
Mr. Chang You Wang
Chairman

The Shenzhen Branch of the Yankuang Group Company Limited its owners, subsidiaries, affiliates, successors and or assigns.

22nd Floor Building Pengsheng
Garden Bagua yi Road
Fu Tian District Shenzhen:

Witness:

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com

And now enter Dr. CA McCormack who signifies acceptance of all of the undertakings and obligations of this BTLA in his favour as third party beneficiary thereof.

Dr. CA McCormack

(end)
(rest of page left intentionally blank)

Mr Chang You Wang	Dated December 18th 2007
Dr. CA McCormack	Dated December 18th 2007

P.O. BOX CB-13277
CABLE BEACH NASSAU BAHAMAS
Tel / Fax +1 (242) 323-0086 / +(852) 3010 3838
Email: global@coralwave.com